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                                                                    EXHIBIT 3.12










                                    BY-LAWS

                                      OF

                          ALBANY LADDER COMPANY, INC.

                            DATED DECEMBER 31, 1947

                             WITH AMENDMENTS DATED

                     5/27/86, 9/23/92, 1/l8/96 AND 9/20/96




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                                    BY-LAWS

                                      of

                          ALBANY LADDER COMPANY INC.


                                  Article I.

                            MEETING OF STOCKHOLDERS

          Sec. 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the Town of Colonie, County of Albany and State of New York on the 2 day of January of each year, at 2 o'clock in the afternoon of that day. If the day so designated falls upon a Sunday or a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or by mail a written, notice thereof, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

          Sec. 2. QUORUM. The presence, in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than six nor more than twenty days later, and the secretary shall thereupon give at least three days' notice by mail to each stockholder entitled to vote who was absent from such meeting.

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          Sec. 3. SPECIAL MEETINGS. Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 5 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of Stockholders, when ever so requested in writing by stockholders representing not less than one-half of the capital stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders, except. Upon the unanimous consent of all the stockholders entitled to notice thereof.

          Sec. 4. VOTING. At all meetings of the Stockholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the Stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be vica voce, except, that a stock vote shall be ballot, each of which shall state the name of the Stockholder voting and the number of shares owned by him, and in addition if such

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ballot be cast by proxy, the name of the proxy shall be stated.  The casting of all votes at special meetings of Stockholders shall be governed by the provisions of the Stock Corporation Laws of this State.

          Sec. 5. ORDER OF BUSINESS. The order of business at all meetings of the stockholders, shall be a follows:

          1.  Roll Call.
          2.  Proof of notice of meeting or waiver of notice.
          3.  Reading of minutes of preceding meeting.
          4.  Reports of Officers.
          5.  Reports of Committees.
          6.  Election of Inspectors of Election.
          7.  Election of Directors.
          8.  Unfinished Business.
          9.  New Business.


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                                  Article II.

                                   DIRECTORS

          Sec. 1.   NUMBER.  The affairs and business of this Corporation shall be managed by a Board of Directors composed of 3 member who need not be stockholders of record, and at least one of such Directors shall be a resident of the State of New York and a citizen of the United States.

          Sec. 2.   HOW ELECTED.  At the annual meeting of Stockholders, the 3 persons receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

          Sec. 3.   TERM OF OFFICE.  The term of office of each of the Directors shall be one year and thereafter until his successor has been elected.

          Sec. 4.   DUTIES.  The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

          Sec. 5.   DIRECTORS' MEETINGS.  Regular meetings of the Board of
Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time,

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and shall be called by the President or the Secretary upon the written request of 2 directors.

          Sec. 6.   NOTICE OF MEETINGS.  Notice of meetings, other than the
regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least 5 days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at, which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

          Sec. 7.   QUORUM.  At any meeting of the Board of Directors, a
majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than 10 days later.

          Sec. 8.   VOTING.  At all meetings of the Board of Directors, each
Director is to have one vote, irrespective the number of shares of stock that he may hold. The act of a Majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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          Sec. 9.  VACANCIES.  Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

          Sec. 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

                                  Article III.

                                   OFFICERS.

          Sec. 1.   NUMBER.  The officers of this Corporation shall be:

                    1.  President.
                    2.  Vice-President.
                    3.  Secretary.
                    4.  Treasurer.
                    5.

          Sec. 2.   ELECTION.  All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected.

          Sec. 3.   DUTIES OF OFFICERS.  The duties and powers of the officers of the Company shall be as follows:

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                                   PRESIDENT

          The President shall preside at all meetings of the Board of Directors and Stockholders.

          He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company.

          He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these ByLaws.

          He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

          He shall sign and make all contracts and agreements in the name of the Corporation.

          He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

          He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants, or other orders for the payment of money duly drawn by the Treasurer.

          He shall enforce these ByLaws and perform all the duties incident to the position and office, and which are required by Law.

                                VICE-PRESIDENT.

          During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under

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which this Corporation is organized, the same shall be performed and exercised by the Vice-president; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                  SECRETARY.

          The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

          He shall give and serve all notices of the Corporation.

          He shall be custodian of the records and of the seal, and affix the latter when required.

          He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and, as prescribed by law.

          He shall sign all certificates of stock.


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          He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

          He shall attend to all correspondence and perform all the office of Secretary.

                                  TREASURER.

          The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

          He shall along with other designated officers sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

          He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Corporation during business hours.

          He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

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          He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

          He shall do and perform all duties appertaining to the office of Treasurer.

          Sec. 4. BOND. Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

          Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

          Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

          Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                  Article IV.

          Sec. 1. SEAL. The seal of the corporation shall be as follows:

                                  Article V.

                             CERTIFICATES OF STOCK.

          Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order

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therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

          Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the shareholders.

                                  Article VI.

                               D I V I D E N D S

          Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the conditions of the Corporation's affairs will render it expedient for such dividends to be declared.

                                 Article VII.

                              BILLS, NOTES, ETC.


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          Sec. 1.  HOW MADE.  All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the Secretary or Treasurer or by the President or Vice-President. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract' or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

                                 Article VIII.

                                  AMENDMENTS.

          Sec. 1. HOW AMENDED. These By-Laws may be altered, mended, repealed or added to by an affirmative vote of the stockholders representing 51% of the entire outstanding capital stock having voting power at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record, which notice shall state the alterations amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.

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                   ATTACHMENT TO RESOLUTION OF STOCKHOLDERS
                              DATED MAY 27, 1986

          BE IT HEREBY RESOLVED that Article III, Sections 1 and 2 and Article III, Section 3, subheading PRESIDENT are hereby repealed and rescinded and in the place and stead thereof, the following is enacted:

                                  ARTICLE III

                                    OFFICERS

          Sec. 1.  Number.  The officers of the Corporation shall be:

               1.  Chairman of the Board.
               2.  President.
               3.  Vice President.
               4.  Secretary.
               5.  Treasurer.

          Sec. 2. Election. The Board of Directors, immediately after the annual meeting of the stockholders, shall elect from their number a Chairman of the Board, a President, such Vice Presidents as may be appropriate from time to time, a Secretary and a Treasurer. The positions of Chairman of the Board, President and Treasurer may be united in one person and the positions of Secretary and Treasurer may also be united in one person. The directors may also, from time to time, elect an Assistant Treasurer and Such other officers of the corporation need be either directors or stockholders except that the Chairman of the Board, and the President must be


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directors or stockholders all officers shall serve for one (1) year or until the next annual election of directors, provided however that in the event that annual elections are not held, duly elected officers shall continue to serve until elections are held, and provided further that all officers are subject to the power of the stockholders to remove any officer, at pleasure, by majority vote.

          Sec. 3. Duties of Officers. The duties and powers of the officers of the Company shall be as follows:

                             Chairman of the Board

          The Chairman of the Board shall be the Chief Executive Officer of the corporation. He or she shall preside at all meetings of the Board of Directors and shall act as temporary Chairman at, and shall call to order, all meetings of the stockholders. He or she shall have overall supervision and authority over all matters of policy and finance of the corporation, and he or she shall exercise such other powers and perform such other duties as the Board of Directors may from time to time assign to him or her or as may be prescribed by these By-Laws. The Chairman of the Board shall devote such portions of his or her time to the affairs of the corporation as he or she deems appropriate in his or her sole and uncontrolled discretion.

                                   President

          Subject to the powers and duties of the Chairman of the Board, the President shall be the Chief Operating Officer of the corporation and he or she shall supervise and control generally all of the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at the meetings


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of the Board of Directors at which he or she is present.  He or she shall sign the certificates of stock, sign and execute contracts in the name of the corporation (except contracts to which he or she is individually a party) and in the performance of all of the foregoing duties which are intended to constitute general supervision of the affairs of the corporation, he or she shall be subject to the approval of the Board of Directors.

          The President shall devote his or her best energies and abilities to the performance of the foregoing duties and such other duties as may be assigned to him or her by the corporation, and shall use his or her utmost endeavors to promote the interests of the corporation. The duties of the President shall be rendered at the places of business of the corporation and at such other place or places as may be reasonably required in the interests, needs, business and opportunity of the employer.

          Sec. 8. Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors.


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                         RESOLUTION OF THE STOCKHOLDER
                         OF ALBANY LADDER COMPANY INC.

                           Adopted without a Meeting

          The undersigned stockholder, being the holder of all outstanding voting shares of the Albany Ladder and acting pursuant to Section 615 of the Business Corporation Law, does hereby unanimously approve and adopt without a meeting of the stockholders the following resolution.

          BE IT HEREBY RESOLVED that the bylaws of Article III of the corporation is hereby amended to read as follows:

                                Vice Presidents

          The Board of Directors shall elect and designate such Vice Presidents as in its discretion are necessary to provide for the effective conduct of the affairs of the corporation and said Vice Presidents shall have such authority and duties as are assigned to them by the Board of Directors, the Chairman of the Board or the President.


DATED:  September 23, 1992          /s/ Lester J. Heath III
                                    -------------------------------------
                                    Stockholder Lester J. Heath III



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                                 ATTACHMENT TO
                               THE RESOLUTION OF
                               STOCKHOLDERS DATED
                                JANUARY 18, 1996

          BE IT HEREBY RESOLVED, that Article III of the By-Laws of the Corporation is amended to include the following provision:

                            REGIONAL VICE PRESIDENT

          The Board of Directors may, from time to time, in their discretion, elect one or more Regional Vice Presidents. Regional Vice Presidents shall perform such duties and have such power as may be assigned to them by the corporation's Chief Executive Officer.


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                                   ARTICLE II

                               BOARD OF DIRECTORS


          Sec. 1. Number. The affairs and business of this Corporation shall be managed by a Board of Directors composed of such number, not less than three
(3), as shall be designated at the annual meeting, of Shareholders. Notwithstanding the provisions of this section, where all of the voting shares of the Corporation are owned beneficially and of record by less than three (3) Shareholders, the number of Directors may be less than three (3), but not less than the number of Shareholders. The Directors need not be shareholders of record, and at least one (1) of such Directors shall be a resident of the State of New York and a citizen of the United States.

          Sec. 2. How Elected. At the annual meeting of Shareholders, the persons receiving a plurality of the votes cast shall be Directors and shall constitute the Board of Directors for the ensuing year.

          Sec. 3. Term of Office. The term of office of each of the Directors shall be one (1) year, and thereafter until his or her successor has been elected and qualified.

          All other Articles and Sections of the ByLaws of the Corporation as amended to and including September 20, 1996 are in all respects hereby ratified and reaffirmed.


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